Exhibit 99.1

JanOne Selects CPC Clinical Research as Trial Manager for Phase 2b Study of JAN101 for Peripheral Artery Disease Patients

CPC to Manage Planning, Organization, and Day-to-Day Execution of the Trial

LAS VEGAS, July 22, 2021 /PRNewswire/ -- JanOne Inc. (Nasdaq: JAN), a company focused on developing treatments for conditions that cause severe pain and drugs with non-addictive, pain-relieving properties, today announced that it has selected CPC Clinical Research (CPC), a full-service academic research organization (ARO), as manager for its upcoming Phase 2b clinical trial of lead product candidate JAN101 for treating Peripheral Artery Disease (PAD). CPC will be responsible for the planning, organization, day-to-day execution, and management of the Company’s study, and will collaborate with JanOne’s appointed regulatory partner Avania, announced last month.

CPC is an ARO recognized for its expertise in comprehensive clinical trial design and management for both national and international clinical research. CPC has over 30 years of experience in managing Phase 1 to 4 clinical trials and has provided services for over 150 clinical studies. CPC is led by Marc Bonaca, MD, MPH, a renowned cardiologist and vascular medicine specialist, who has worked on numerous PAD clinical trials.

“CPC has an outstanding reputation for clinical trial management and we are thrilled to have their team on board for our upcoming Phase 2b trial,” said Tony Isaac, President and Chief Executive Officer of JanOne. “CPC executes with the highest standards of excellence, and their oversight puts our study in the best possible position for scientific success and integrity.”

Dr. Bonaca, Executive Director of CPC Clinical Research, commented, “A dominant morbidity in PAD is functional decline related to altered energetics and pain. Finding effective therapies to improve symptoms and lessen this morbidity has been challenging with few effective therapies available to patients. We believe that the mechanism of action of JAN101 holds promise for improving symptoms and function in symptomatic PAD and may offer a new avenue of treatment to patients and the medical community.”

JanOne’s pivotal Phase 2b study of JAN101 for PAD will evaluate the efficacy of two doses (40 and 80 mg) of JAN101 to treat diabetic patients with PAD in a placebo-controlled 6-month study. Plans are to study 300 diabetic adults with PAD in 3 cohorts of 100 patients each. The primary endpoint will be the ability of patients to walk without pain or muscle fatigue as a result of vascular function restored by JAN101. The secondary endpoints will be reduction in pain over the course of treatment, improved blood flow into the affected muscle, and improved quality of life.

About JanOne

JanOne (Nasdaq: JAN) is focused on developing treatments for diseases that cause severe pain. By alleviating pain at the source, JanOne aims to reduce the need for opioid prescriptions to treat disease associated pain that can lead to opioid abuse. The company is also exploring solutions for non-addictive pain medications. Its lead candidate, JAN101, is for potentially treating peripheral artery disease (“PAD”), a condition that affects over 8.5 million Americans. JAN101 demonstrated positive results in a Phase 2a clinical trial and the Company is currently in preparations for Phase 2b trials. JanOne is dedicated to funding resources toward innovation, technology, and education for PAD, associated vascular conditions, and neuropathic pain. For more information, visit www.janone.com.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In accordance with the safe harbor provisions of this Act, statements contained herein that look forward in time that include everything other than historical information, including those relating to the upcoming Phase 2b clinical trial of lead product JAN101 for treating peripheral artery disease. These forward-looking statements can be identified by terminology such as “will,” “aims,” “upcoming,” “may,” “expects,” “expected,” “potential,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar statements. JanOne may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K and 10-Q, Current Reports on Form 8-K, in its annual report to stockholders, in press releases, and other written materials and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate and there are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by the company, including, but not limited to, plans and objectives of management for future operations or products, the market acceptance or future success of our products, and our future financial performance. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the company's Annual Report on Form 10-K for the fiscal year ended January 2, 2021 and other SEC filings (available at http://www.sec.gov). JanOne undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

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